UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☐	Soliciting Material Pursuant to §240.14a-12
DARDEN RESTAURANTS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DARDEN RESTAURANTS, INC.
SUPPLEMENT DATED AUGUST 23, 2021
TO 2021 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
PROXY STATEMENT
DATED AUGUST 9, 2021

Withdrawal of Shareholder Proposal

August 23, 2021

On August 9, 2021, Darden Restaurants, Inc., filed and commenced distribution of the Notice of Annual Meeting and Proxy Statement dated August 9, 2021 (the Proxy Statement) with respect to the 2021 Annual Meeting of Shareholders (the Annual Meeting) to be held on September 22, 2021 at 10:00 a.m. Eastern Time online via the internet at www.virtualshareholdermeeting.com/DRI2021. References to “Darden,” “the Company,” “we,” and “our” refer to Darden Restaurants, Inc.

This proxy statement supplement (the Supplement) provides updated information with respect to Proposal 5 set forth in the Proxy Statement and should be read in conjunction with the Proxy Statement.

Withdrawal of Proposal 5

The Company has engaged with the proponent of Proposal 5, the Office of the New York State Comptroller, as Trustee of the New York State Common Retirement Fund (the Fund) regarding its shareholder proposal relating to executive share retention. As a result of this engagement, effective August 19, 2021, the Fund has agreed to withdraw the proposal.

Accordingly, Proposal 5 will not be presented or voted upon at the Annual Meeting, nor will any votes cast in regard to Proposal 5 be tabulated or reported.

Effect on Voting

Except for the withdrawn Proposal 5, the other proposals and nominations included in the Proxy Statement will proceed to a vote as described in the Proxy Statement. Notwithstanding the withdrawal of Proposal 5, the proxy cards and voting instruction cards distributed with the Proxy Statement remain valid, and the Company will not distribute new proxy cards or voting instruction cards.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and proxy cards, voting instruction cards or Internet or telephone votes submitted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card, voting instruction card or by the Internet or telephone vote submission.

If you have already submitted your proxy card or voting instruction card or otherwise voted your shares, you do not need to take any action unless you wish to change or revoke your vote.

If you have not yet voted your shares, we encourage you to vote your shares as soon as possible, disregarding Proposal 5. Information about how to vote your shares, or change or revoke your prior vote, is available in the Proxy Statement. The proxy holders identified on the proxy card will vote your shares as indicated on the proxy card or in accordance with the Internet or telephone votes, except that votes will not be cast regarding Proposal 5.